As filed with the Securities and Exchange Commission on November 3, 1997

		   SECURITIES AND EXCHANGE COMMISSION
		       Washington, D.C. 20549
			     FORM S-8

			   REGISTRATION STATEMENT
		       UNDER THE SECURITIES ACT OF1933

			    ATS MONEY SYSTEMS, INC.
	      (Exact name of registrant as specified in its charter)

Nevada                                           13-3442314

(State or other jurisdiction of                (I.R.S. Employer
incorporation or organization)                  Identification No.)

	    25 Rockwood Place, Englewood, New Jersey  07631
(Address, including zip code of registrant'sprincipal executive offices)

		ATS MONEY SYSTEMS, INC. 1995 DIRECTOR STOCK PLAN
	       ATS MONEY SYSTEMS, INC. COMMON STOCK INCENTIVE PLAN
			   (Full title of the plan)

			       Gerard F. Murphy
				   President

			     ATS Money Systems, Inc.
			       25 Rockwood Place
			  Englewood, New Jersey  07631
				(201) 894-1700

     (Name, address, including zip code, and telephone number, including area code, of agent for service)

				  With a copy to:
		  Warshaw Burstein Cohen Schlesinger & Kuh, LLP
				 555 Fifth Avenue
			     New York, New York 10017
				  (212) 984-7700

			    Attention: Arthur A. Katz, Esq.




CALCULATION OF REGISTRATION FEE

Title of each class ofsecurities to be registered:
Common Stock $.001 par  value.
Amount to be registered: 350,000 shares(1)
Proposed maximum offering price per share(2): $1.16
Proposed maximum aggregate offering price(2): $406,000
Amount of registration fee(3): $123.03

     (1)  Consists of (a) 150,000 shares issuable
pursuant to the ATS Money  Systems, Inc. 1995 Director Stock
Plan (the "1995 Plan"), including upon exercise of options granted and to be granted pursuant to the 1995 Plan, and

(b) 200,000 additional shares issuable upon exercise of options granted and to be granted pursuant to the ATS Money Systems, Inc. Common Stock Incentive Plan, in each case subject to adjustment for antidilution as provided therein. This Registration Statement is intended to constitute compliance with the registrant's undertaking set forth in Registration Statement 33-64460, which relates to the balance of the securities covered by the ATS Money Systems, Inc. Common Stock Incentive Plan.

     (2)  Calculated solely for the purposes of
determining the amount of the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1993. The proposed maximum offering price is based upon the average high and low bid prices of the Common Stock as reported in the "pink sheets" on October 24, 1997.

     (3) The registration fee has been calculated,
pursuant to Sction 6(b)  of the Securities Act of 1933, as
follows: one thirty-third of one percent of the proposed maximum aggregate offering price of the shares of Common Stock  being registered hereby.
			 ___________________

This Registration Statement, including all exhibits, contains 18 pages. The exhibit index may be found on page 5 of the consecutively numbered pages of this Registration Statement.

			       PART II
	      INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed by ATS Money Systems, Inc. with the Securities and Exchange
Commission (the "Commission") pursuant  to the Securities
Exchange Act of 1934 (the "Exchange Act") are incorporated by reference into this Registration Statement:

(a) The registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996.

(b)     The registrant's Quarterly Report on Form
10-QSB for the fiscal  quarter ended March 31, 1997.

(c)     The registrant's Quarterly Report on Form
10-QSB for the fiscal  quarter ended June 30, 1997.

(d)     The description of the registrant's Common
Stock contained in the registrant's Registration Statement on Form 8-A dated May 16, 1989.

(e)     The registrant's Registration Statement on
Form S-8 filed with the  Commission on June 16, 1993 (Reg. No.
33-65560).

All documents subsequently filed by the Issuer with the Commission after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act and prior to the filing of a post-effective amendment to this Registration Statement, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing such documents; provided, however, that the documents enumerated above or subsequently filed by the Issuer pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each fiscal year during which the offering made by this Registration Statement is in effect and prior to the filing with the Commission of the registrant's Annual Report on Form 10-KSB covering such fiscal year, shall not be deemed to be incorporated by reference in this Registration Statement or be a part hereof from and after the filing of such Annual Report on Form 10-KSB.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement contained in this Registration Statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document, which is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 78.751 of the Nevada General Corporation Law
("NRS 78.751") provides that, under certain circumstances, "a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful."

Section 78.752 of the Nevada General Corporation Law also provides that "a corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expense."

Article Tenth of the registrant's Articles of Incorporation provides for indemnification by the registrant of its directors and officers to the full extent allowed under Nevada law, and reads as follows:

"TENTH. Section 1. Pursuant to the provisions of NRS 78.751, the corporation will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative except an action by or in the right of the corporation, by reason of the fact that he was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

     Section 2.  The corporation will indemnify any
person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court will deem improper.

     Section 3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

     Section 4.  Any indemnification under Sections 1 and
2, unless ordered by a court or advanced pursuant to Section 5 herein, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

     (a)  By the stockholders;

     (b) By the board of directors by a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

     (c) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so ordered, by independent legal counsel in a written opinion; or

     (d) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

     Section 5.  The expenses of officers and directors
incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this Section do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

     Section 6.  The indemnification and advancement of
expenses authorized in or ordered by a court pursuant to  this
Section:

     (a) Does not include any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any by-law, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to Section 2 or for the advancement of expenses made pursuant to Section 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

     (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person."

 Item 7. Exemption from Registration Claimed.

     Not applicable.

 Item 8.  Exhibits.

Exhibit No.     Description

4 Instruments defining the rights of security holders, including indentures

     4.1     ATS Money Systems, Inc. Amended and Restated Common Stock
       	     Incentive Plan*

     4.2 Form of Incentive Stock Option Agreement (incorporated herein by reference to Exhibit 4.2 to Registration Statement on Form S-8
	            (File No.33-64460).

     4.3(a) Articles of Incorporation of ATS Money Systems, Inc. (formerly known as More Creative Mergers, Inc.) filed with the Secretary of State of the State of Nevada on August 28, 1987 - incorporated herein by reference to Exhibit 8 to Registration Statement on Form S-18 (No. 33-19657-NY)

     4.3(b) Agreement of Merger of ATS Money Systems,Inc. into More Creative Mergers, Inc., dated July 25, 1988, as filed with the Secretary
	            of State of the State of Nevada on September 6, 1988 - incorporated herein by reference to Exhibit 12 to Post-effective Amendment No. 1 to Registration Statement on Form S-18 (No. 33-19657-NY)

     4.3(c) By-Laws of ATS Money Systems, Inc.incorporated herein by reference to Exhibit 3.2 to Form 10QSB of ATS Money Systems,Inc. for the fiscal quarter ended September 30, 1995.

     4.4 Form of Common Stock certificate of ATS Money Systems, Inc. - incorporated herein by reference to Exhibit 5 to Amendment No.
	            1 to Registration Statement on Form S-18 (No. 33-19657-NY)

     4.5 ATS Money Systems, Inc. 1995 Director Stock Plan - incorporated herein by reference to Exhibit 10(i) to Annual Report on Form
	            10-KSB of ATS Money Systems, Inc. for the fiscal year ended December 31, 1996

5            Opinion re legality

     5.1     Opinion of Warshaw Burstein Cohen Schlesinger & Kuh, LLP*

15 Letter on unaudited interim financial information - not applicable

*Filed herewith

23           Consent of experts and counsel

     23.1 Consent of Warshaw Burstein Cohen Schlesinger & Kuh, LLP (contained in Exhibit 5.1)

     23.2    Consent of Deloitte & Touche LLP*

24 Power of attorney (contained in the signature page to this registration statement)

28 Information from reports furnished to state insurance regulatory authorities - not applicable.

99           Additional exhibits - not applicable

*Filed herewith

Item 9. Undertakings.

The registrant will:

	     (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to include any additional or changed material information on the plan of distribution;

	     (2) For determining liability under the Securities Act of 1933 (the "Securities Act"), treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of New Jersey, on October 30, 1997.

				     ATS MONEY SYSTEMS, INC.

				     By /s/ Gerard F. Murphy
        					Gerard F. Murphy
				         President and Chief
				        	Executive Officer

     Each person whose signature appears below hereby constitutes and appoints Gerard F. Murphy and Joseph M. Burke, and each of them, his true and lawful attorney-in-fact, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, hereby ratifying and confirming all that either such attorneys-in-fact or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature             Title                                        Date

/s/ Gerard F. Murphy  President, Chief Executive
Gerard F. Murphy      Officer  and Director
               		     (Principal Executive Officer)          October 30, 1997

/s/ A. Paul Cox, Jr.
A. Paul Cox, Jr.      Director                               October 30, 1997

/s/ Fred Den
Fred Den              Director                               October 30, 1997

/s/ Thomas J. Carey
Thomas J. Carey       Director                               October 30, 1997

/s/ Joseph M. Burke
Joseph M. Burke       Vice President - Finance
              		      (Principal Accounting
		                    and Financial Officer)                 October 30, 1997




			 EXHIBIT INDEX

Exhibit No. Description     Page No.

4.1         ATS Money Systems, Inc. Amended and Restated Common Stock
       	    Incentive Plan                                                  9

5.1         Opinion of Warshaw Burstein Cohen Schlesinger & Kuh, LLP       16

23.1        Consent of Warshaw Burstein Cohen Schlesinger & Kuh, LLP
       	    (contained in Exhibit 5.1)                                     __

23.2        Consent of Deloitte & Touche LLP                               18

24          Power of attorney (contained in the signature page to the
       	    registration statement)                                        __






Exhibit 4.(1)



                       			 ATS MONEY SYSTEMS, INC.

          	     AMENDED AND RESTATED COMMON STOCK INCENTIVE PLAN

                          			    ARTICLE I

                           			  DEFINITIONS

     Section 1.1     Definitions. Whenever used in the
Plan, the following terms shall have the respective meanings set forth in this Section 1.1.

Affiliate means any "subsidiary corporation" or "parent corporation", as such terms are defined in Section 424 of the Code, of the Company.

Agreement means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of an Option granted under the Plan to such Participant.

Associate means a person who is associated with the Company as a Director, or as a consultant, advisor or other service provider, but who is not an Employee.

Board means the Board of Directors of the Company.

Code means the Internal Revenue Code of 1986.

Committee means the Board, provided, however, that if a committee has been delegated authority by the Board pursuant to Article III to manage and administer the Plan, then
Committee means such committee.

Common Stock means the common stock, $.001 par value, of the Company.

Company means ATS Money Systems, Inc.

Date of Exercise means, with respect to an Option, the date that the Option price is received by the Company.

Director means a member of the Board.

Employee means a person who performs services as an employee (within the meaning of Section 3401(c)(6) of the Code) of the Company or of an Affiliate.

Exchange Act means the Securities Exchange Act of
1934, or any corresponding provisions of any subsequent Federal securities law.

Fair Market Value means, on any given date, the closing price of the Common Stock on the principal national securities exchange on which the Common Stock is traded on the day immediately preceding the date as of which Fair Market Value is being determined, or on the next preceding date on which the Common Stock is traded if no Common Stock was traded on such immediately preceding day. If the Common Stock is not traded on a national securities exchange, but is reported by the National Association of Securities Dealers, Inc. Automated Quotation System and market information is published on a regular basis in The New York Times or The Wall Street Journal, then Fair Market Value shall be deemed to be the average of the published high and low sales price or the published daily bid and asked prices of the Common Stock, as so published, on the day immediately preceding the date as of which Fair Market
Value is being determined or on the next preceding date on which such prices were published. If market information is not so published on a regular basis, then Fair Market Value shall be deemed to be the average of the high bid and low asked prices of the Common Stock in the over-the-counter market on the day immediately preceding the date as of which Fair Market Value is being determined or on the next preceding date on which such high bid and low asked prices were recorded as reported by the National Association of Securities Dealers Automated Quotation System, or, if not so reported, by a generally accepted reporting service. If the Common Stock is not publicly traded, Fair Market Value shall be determined by the Committee or the Board. In no case shall Fair Market Value be less than the par value of a share of Common Stock.

Non-Employee Director means a Director who comes within the definition of "non-employee director" under Rule
16b-3(b)(3) promulgated under the Exchange Act.

Option means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement.

Participant means an Employee or an Associate who receives an Option.

Plan means the ATS Money Systems, Inc. Amended and
Restated Common Stock Incentive Plan.

Ten Percent Shareholder means any individual owning more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of an Affiliate at the time any Option is granted to such individual. An individual shall be considered to own any voting stock owned (directly or indirectly) by or for his or her brothers, sisters, spouse, ancestors or lineal descendants and shall be considered to own proportionately any voting stock owned (directly or indirectly) by or for a corporation, partnership, estate or trust, of which such individual is a shareholder, partner or beneficiary.

Section 1.2     Rules of Construction.  Unless the
context otherwise requires or unless otherwise defined  herein,
(i) a term shall have the meaning assigned to it in Section 1.1,
(ii) all references to section numbers shall be to sections of the Plan, (iii) all references to the "Company" shall include any successor thereto, (iv) all references to "employment" or "association" of a Participant shall be to his or her status as an "Employee" or "Associate," respectively, of one or more of the Company and its Affiliates, (v) "or" shall not be exclusive,
(vi) words in the singular shall include the plural, and vice-versa, and (vii) words in the masculine gender shall include the feminine and neuter, and vice-versa.

                       			      ARTICLE II

                             				PURPOSES

The Company has established the Plan in order to encourage the acquisition of a proprietary interest in the Company by certain key Employees of the Company and its Affiliates, and by certain consultants, advisors and other persons who provide services to the Company and its Affiliates. Such a proprietary interest in the Company will provide such persons with a direct stake in the future welfare of the Company and strengthen their commitment to remain employed by or associated with the Company and its Affiliates. It is also expected that the Plan will encourage qualified persons to seek and accept employment by or association with the Company and its Affiliates. To accomplish the foregoing, the Plan contemplates the grant of both Options qualifying under Section 422 of the Code ("incentive stock options") and Options not so qualifying. No Option that is intended to be an incentive stock option shall be invalid for failure to qualify as an incentive stock option. The proceeds received by the Company from the sale of Common Stock pursuant to the Plan shall be used for general corporate purposes.

                            			  ARTICLE III

                           			  ADMINISTRATION

Section 3.1  Administration.  The Plan shall be
administered by the Committee, which may be the Compensation Committee of the Board or such other committee of the Board, comprised only of Non-Employee Directors and consisting of at least two Directors, to which the Board may delegate the authority to administer the Plan. In the absence of any such appointment, the Board shall perform the duties of, and constitute, the Committee. The Committee shall have authority to grant Options upon such terms (not inconsistent with the provisions of the Plan) as the Committee may consider appropriate. Such terms may include conditions (in addition to those contained in the Plan) on the exercisability of all or any part of an Option. The Committee may, in its discretion, accelerate the time at which any Option may be exercised. In addition, the Committee shall have complete authority to interpret all provisions of the Plan; to prescribe the form of any Agreement; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of the Plan. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. Any decision made, or action taken, by the Committee or in connection with the Administration of the Plan shall be final and conclusive. No member of the Committee shall be liable for any act done in good faith with respect to the Plan or any Agreement or Option. All expenses of administering the Plan shall be borne by the Company.

Section 3.2  Compliance with Section 16 of the
Exchange Act. It is the intent of the Company that any Options granted hereunder be interpreted in a manner so that such Options, to the maximum extent, satisfy the applicable requirements of Rule 16b-3 promulgated under the Exchange Act, so that each Participant, to the maximum extent practicable, will be entitled to the benefits of Rule 16b-3 or other exemptions provided pursuant to the rules adopted under Section 16 of the Exchange Act, and will not be subjected to the "short-swing" liability provisions of Section 16 of the Exchange Act. If any provision of any Option granted hereunder would otherwise frustrate or conflict with the intent expressed in this Section 3.2, that provision to the extent possible shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, such provision shall be deemed void as applicable to such persons.

                       			    ARTICLE IV

                        			   ELIGIBILITY

Section 4.1  General.  Employees and Associates are
eligible to participate in the Plan, without regard to length of employment or association; provided, however, that an Associate shall not be eligible to receive incentive stock options. The Committee shall determine whether and when an Employee or Associate shall become a Participant and shall determine the number of Shares for which Options shall be granted to such person; provided, however, that if such person is a Director and the Committee does not consist of the Board, then the Board shall ratify such grant and the terms thereof in order for such grant to become effective. An Employee or Associate shall be a Participant with respect to any Shares subject to an Option only if he or she executes an Agreement with respect to such Shares in such form as the Committee may prescribe.

Section 4.2  Grants.  The Committee will designate
individuals to whom Options are to be granted and will specify the number of shares of Common Stock subject to each grant. All Options granted under the Plan shall be evidenced by Agreements which shall be subject to applicable provisions of the Plan and to such other provisions as the Committee may adopt. No Participant may be granted incentive stock options (under all incentive stock option plans of the Company and its Affiliates) which are first exercisable in any calendar year for Common Stock having an aggregate Fair Market Value (determined as of the date an option is granted) exceeding $100,000. The preceding annual limitation shall not apply with respect to Options that are not incentive stock options.

                      			       ARTICLE V

                		       STOCK SUBJECT TO THE PLAN

Section 5.1  Source of Shares.  Upon the exercise of
any Option, the Company may deliver to the Participant authorized but unissued shares of Common Stock.

Section 5.2  Maximum Number of Shares.  The maximum
aggregate number of shares of Common Stock that may be issued pursuant to the exercise of Options is 480,000, subject to increases and adjustments as provided in this Article V and
Article IX.

Section 5.3  Forfeitures, Etc..  If an Option is
terminated, in whole or in part, the number of shares of Common
Stock allocated to the Option or portion thereof may be reallocated to other Options to be granted under the Plan.

                      			    ARTICLE VI

                      			   OPTION PRICE

     The price per share for Common Stock purchased on the exercise of an Option shall be determined by the Committee on the date of grant. The price per share for Common Stock purchased on the exercise of any Option that is an incentive stock option shall not be less than the Fair Market Value on the date the Option is granted; provided, however, that the price per share shall not be less than 110% of the Fair Market Value in the case of an incentive stock option that is granted to a Ten Percent Shareholder.

                       			      ARTICLE VII

                       			  EXERCISE OF OPTIONS

Section 7.1  Ability to Exercise.  An Option shall
be exercisable commencing on the date of grant or an any other date thereafter established by the Committee, subject to such limitations as are set forth in the Agreement; provided, however, that the Participant must be an employee of the Company or an Affiliate on the Date of Exercise of an incentive stock option, except in the event of death, disability, termination of employment without cause or a "change in control" (as defined in any change in control agreement to which the Company and any such Participant are parties), in which case such Participant must exercise such Option within the time periods set forth in the Agreement.

Section 7.2  Maximum Exercise Period.  The maximum
period in which an Option may be exercised shall be determined by the Committee on the date of grant except that no Option that is an incentive stock option shall be exercisable after the expiration of ten years from the date such option was granted, or after the expiration of five years from the date such Option was granted to a Ten Percent Shareholder. The terms of any Option may provide that it is exercisable for a period less than such maximum period. All Options which are incentive stock options shall terminate on the date the Participant's employment with the Company or an Affiliate terminates, except as provided in the Agreement with respect to death, disability, termination of employment without cause or a "change in control" (as described in Section 7.1 above).

Section 7.3  Nontransferability.  Unless otherwise
determined by the Committee, either at or after the grant of an Option, an Option granted under the Plan shall be nontransferable except by will or by the laws of descent and distribution. Unless otherwise determined by the Committee, either at or after the grant of an Option, in the event of any such transfer, the entire Option must be transferred to the same person or entity. During the lifetime of the Participant to whom the Option is granted, the Option may be exercised only by the Participant. No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation or liability of such Participant.

Section 7.4  Employee Status.  For purposes of
determining the applicability of Section 422 of the Code (relating to incentive stock options), or in the event that the terms of any Option provide that it may be exercised only during employment or association with the Company or an Affiliate or within a specified period of time after termination of employment or such association, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of employment or such association.

                         			   ARTICLE VIII

                       			  METHOD OF EXERCISE
Section 8.1 Exercise.  An Option granted under the
Plan shall be deemed to have been exercised on the Date of Exercise. Subject to the provisions of Articles VII and X, an Option may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine. An Option granted under the Plan may be exercised with respect to any number of whole shares less than the full number of whole shares for which the Option could be exercised. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with the Plan and the applicable Agreement with respect to the remaining shares subject to the Option.

Section 8.2 Payment. Unless otherwise provided by the Agreement, payment of the Option price shall be made in cash, a cash equivalent, Common Stock or any other consideration acceptable to the Committee. If the Agreement provides, payment of all or part of the Option price may be made by surrendering shares of Common Stock to the Company; provided, however, that shares of Common Stock may be surrendered by a Participant who is subject to the reporting and other provisions of Section 16 of the Exchange Act in payment of all or part of the Option price only if the surrendered shares have been held by the Participant for at least six months prior to the Date of Exercise. If Common Stock is used to pay all or part of the Option price, the shares surrendered must have a Fair Market Value (determined as of the day preceding the Date of Exercise) that is not less than such price or part thereof.

Section 8.3 Loans. The Company, in accordance with the requirements of Regulation G of the Federal Reserve Board regulations ("Regulation G"), may lend a Participant all or part of the Option price as determined in accordance with Article VI hereof, provided that the maximum loan amount shall not exceed the current market value at the time of purchase by the Participant of the shares of Common Stock acquired with the loan proceeds. The principal amount of the loan shall be repayable in not more than five annual installments. The Participant shall pay interest on the unpaid principal balance at such rate as the Committee shall determine, which shall be no less than the minimum rate necessary to avoid imputed interest or original issue discount under the Code. All shares of Common Stock acquired with cash borrowed from the Company shall be pledged to the Company as security for the repayment thereof.
In the discretion of the Board, shares of Common Stock may be released from such pledge proportionately as payments of the note (together with interest) are made; provided, however, that the Company, in accordance with the requirements of Regulation G, shall not release any shares of Common Stock which would cause the amount outstanding under a loan to exceed the "maximum loan value" of the remaining shares pledged by the Participant, determined at the time of such release. While such shares are so pledged, and so long as there has been no default in the installment payments, such shares shall remain registered in the name of the Participant, and he or she shall have the right to vote such shares and to receive all dividends thereon.

Section 8.4 Shareholder Rights. No Participant shall have any rights as a shareholder with respect to shares subject to his or her Option until the Date of Exercise of such Option.

                        			      ARTICLE IX

                		   ADJUSTMENT UPON CHANGE IN COMMON STOCK

The maximum number and kind of shares as to which Options may be granted under the Plan shall be proportionately adjusted, and the terms of outstanding Options shall be adjusted by way of increase or decrease, as the Committee in the exercise of its reasonable judgment shall determine to be equitably required, in the event that (a) the Company (i) effects one or more stock dividends, stock splits, reverse stock splits, subdivisions, consolidations or other similar events or
(ii) engages in a transaction to which Section 424 of the Code applies or (b) there occurs any other event which in the judgment of the Committee necessitates such action. Any determination made under this Article IX by the Committee shall be final and conclusive.

The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services rendered, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reasons thereof shall be made with respect to, outstanding Options.

                         			   ARTICLE X

          	  COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

No Option shall be exercisable, no Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made, under the Plan except in compliance with all federal and state laws and regulations (including, without limitation, withholding tax requirements), federal and state securities laws and regulations and the rules of all national securities exchanges or self-regulatory organizations on which the Company's shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any certificate issued to evidence shares of Common Stock for which an Option is exercised may bear such legends and statements as the Committee upon advice of counsel may deem advisable to assure compliance with federal and state laws and regulations. No Option shall be exercisable, no Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made, under the Plan until the Company has obtained such consent or approval as the Committee may deem advisable from any regulatory bodies having jurisdiction over such matters.

                    			       ARTICLE XI

                    			   GENERAL PROVISIONS

Section 11.1 Effect on Employment. Neither the adoption of the Plan or its operation, nor any documents describing or referring to the Plan (or any part thereof) shall confer upon any person any right to continue as an Employee or Associate of the Company or an Affiliate or in any way affect any right and power of the Company or an Affiliate to terminate the employment of any Employee or the association of any Associate at any time without assigning a reason therefor.

Section 11.2 Unfunded Plan. The Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under the Plan. Any liability of the Company to any person with respect to any grant under the Plan shall be based solely upon any contractual obligations that may be created pursuant to the Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

Section 11.3 Rules of Construction. Headings are given to the articles and sections of the Plan solely as a convenience to facilitate reference. The reference to any statute, regulation or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

Section 11.4  Rights as a Shareholder.  A
Participant shall have no rights with respect to any share of Common Stock until the Participant shall have become a holder of record of such share of Common Stock, and the Participant shall not be entitled to any dividends or distributions or other rights in respect of such share of Common Stock for which the record date is prior to the date on which the Participant shall have become the holder of record therefor, except as otherwise provided in Article IX.

Section 11.5  Applicable Law.  The Plan shall be
governed and construed in accordance with the internal laws (and not the law of conflicts) of the State of New Jersey.


                     			      ARTICLE XII

                      			      AMENDMENT

The Board may amend or terminate the Plan at any time or from time to time, subject to such approvals as may be required pursuant to (i) the Code, (ii) the laws of the State of Nevada, the Company's jurisdiction of incorporation, and (iii) the Exchange Act and the rules promulgated thereunder. Any provision of the Plan to the contrary notwithstanding, no termination or amendment of the Plan may, without the consent of the individual to whom an Option shall have been previously granted, adversely affect the rights conferred by such Option. The Board may amend the terms of any Option at any time or from time to time with the consent of the holder of such Option.

                      			      ARTICLE XIII

                        			 DURATION OF THE PLAN

No Option may be granted under the Plan more than ten years after the earlier of the date that the Plan is adopted by the Board or the date that the Plan is approved by shareholders as provided in Article XIV. Options granted before that date shall remain valid in accordance with their terms.

                         			      ARTICLE XIV

                   		      EFFECTIVE DATE OF THE PLAN

Options may be granted under the Plan upon its adoption by the Board; provided, however, that no Option will be effective unless the Plan is approved by shareholders holding a majority of the Company's outstanding voting stock, voting either in person or by proxy at a duly held shareholders' meeting within twelve months of such adoption.

The Plan was originally adopted by the Board in January 1993, and duly approved by the shareholders of the Company on May 26, 1993. The Board of Directors amended and restated the Plan, subject to shareholder approval, on March
13, 1997.

                    			   ____________________









Exhibit 5.(1)

                		     WARSHAW BURSTEIN COHEN
		                     SCHLESINGER & KUH, LLP
			                       555 Fifth Avenue
		                    New York, New York  10017
			                         212-984-7700

				                                       October 30, 1997



ATS Money Systems, Inc.
25 Rockwood Place
Englewood, New Jersey 07631

Re:  Registration Statement on Form S-8

Gentlemen:

	     You have requested our opinion, as securities counsel for ATS Money Systems, Inc., a Nevada corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement"), under the Securities Act of 1933 (the "Act"), filed by the Company with the Securities and Exchange Commission (the "Commission"). The Registration Statement relates to the registration of 350,000 shares (the "Shares") of the Company's common stock, $.001 par value per share, issuable (i) pursuant to the ATS Money Systems, Inc. 1995 Director Stock Plan (the "Director Plan"), including upon the exercise of options granted or to be granted under the 1995 Plan, and (ii) upon the exercise of options granted or to be granted under the ATS Money Systems, Inc. Common Stock Incentive Plan (the "Incentive Plan").

	     In the preparation of our opinion, we have examined
(1) the Certificate of Incorporation of the Company, as amended to date, (2) the By-Laws of the Company, in effect on the date hereof, (3) the records of corporate proceedings of the Company as delivered to us by the executive officers of the Company, (4) the Registration Statement, (5) the Director Plan, and (6) the Incentive Plan. In our examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies, and the authenticity of the originals of all such latter documents.

	     Based upon the foregoing, we are of the opinion that the Shares, when issued in accordance with the terms of the Directors Plan and the Incentive Plan, as the case may be, will be validly issued, fully paid and nonassessable.

	     We hereby consent to the filing of our opinion as an exhibit to the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

					     Sincerely yours,



					     WARSHAW BURSTEIN COHEN
					     SCHLESINGER & KUH, LLP

 AAK/IBS